Exhibit 23.1




                         Consent of Independent Auditors



The Board of Directors
Merit Securities Corporation


We consent to incorporation by reference in the registration statements (Nos. 333-50285 and 333-64385) of Merit Securities Corporation on Form S-3 of our report dated March 26, 1999, appearing in this Annual Report Form 10-K of Merit Securities Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP




Richmond, Virginia
March 31, 1999